                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                               [GRAPHIC OMITTED]






                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                             -----------------------

                          NOTICE OF ANNUAL MEETING OF
                 HOLDERS OF CERTIFICATES OF BENEFICIAL INTEREST
                                  MAY 9, 2002

                             -----------------------

   The Annual Meeting of Holders of Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust will be held on Thursday, May 9, 2002 at 11:00 a.m. at the Park Hyatt Philadelphia at the Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102 for the following purposes:

          (1)  To elect two Trustees;

          (2) To consider and vote upon a proposal to approve certain terms of the Pennsylvania Real Estate Investment Trust 2002-2004 Long-Term Incentive Plan; and

          (3) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

   The Trustees have fixed the close of business on March 20, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

   All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please mark, sign and date the enclosed proxy and return it promptly so that your shares may be voted. If you attend the meeting, you may revoke your proxy and vote in person.


                                   By Order of the Board of Trustees



                                   JEFFREY A. LINN
                                   Secretary



Philadelphia, Pennsylvania
April 5, 2002

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
VOTING AND REVOCABILITY OF PROXIES ......................................     1
PROPOSAL ONE -- ELECTION OF TRUSTEES ....................................     2
    Required Vote .......................................................     7
    Board Recommendation ................................................     7
PROPOSAL TWO -- THE 2002-2004 LONG-TERM INCENTIVE PLAN ..................     8
    Performance Units ...................................................     8
    Restricted Share Awards .............................................     9
    Termination of Employment and Change of Control .....................    10
    Administration and Amendment ........................................    10
    Required Vote .......................................................    11
    Board Recommendation ................................................    11
PROPOSAL THREE -- OTHER MATTERS .........................................    11
ADDITIONAL INFORMATION ..................................................    12
    Summary Compensation Table ..........................................    12
    Employment Agreements ...............................................    13
    Stock Options .......................................................    15
    Stock Option Plans ..................................................    15
    Transactions with Management ........................................    16
    Board Matters .......................................................    18
    Section 16(a) Beneficial Ownership Reporting Compliance .............    18
    Compensation Committee Interlocks and Insider Participation .........    18
    Report of Executive Compensation and Human Resources Committee on
      Executive Compensation ............................................    19
    Performance Graph ...................................................    20
    Audit Committee Report ..............................................    21
    Additional Information Regarding Our Independent Public Accountants .    22
    Principal Security Holders ..........................................    22
    Shareholders' Proposals .............................................    22

EXHIBIT A -- Pennsylvania Real Estate Investment Trust 2002-2004 Long-Term
             Incentive Plan

                   PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                             200 South Broad Street
                        Philadelphia, Pennsylvania 19102
                                 www.preit.com

                             -----------------------

                                PROXY STATEMENT

                             -----------------------

   The Annual Meeting of Holders of Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust ("PREIT") will be held on Thursday, May 9, 2002 at 11:00 a.m. at the Park Hyatt Philadelphia at the Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102. We are mailing this Proxy Statement on or about April 5, 2002 to each holder of PREIT's issued and outstanding shares of beneficial interest (the "Shares") entitled to vote at the meeting in order to furnish information relating to the business to be transacted at the meeting. We have mailed our Annual Report to Shareholders for the fiscal year ended December 31, 2001, including financial statements, to our shareholders together with this Proxy Statement. We have included the Annual Report for informational purposes and not as a means of soliciting your proxy.

   We have fixed the close of business on March 20, 2002 as the record date for the Annual Meeting. All shareholders of record at that time are entitled to notice of and are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. On the record date, 15,961,368 Shares were outstanding.

                       VOTING AND REVOCABILITY OF PROXIES

   We hope you will be present at the Annual Meeting. If you cannot attend, please complete, sign, date and return the enclosed proxy in the accompanying envelope so that your Shares will be represented. The envelope is addressed to our transfer agent and requires no postage. If you receive more than one proxy card -- because you have multiple accounts -- you should sign and return all proxies received to be sure all of your Shares are voted.

   On each matter voted on at the Annual Meeting and any adjournment or postponement thereof, each record holder of Shares will be entitled to one vote per Share. Assuming a quorum is present, the two nominees receiving the highest number of votes cast at the meeting will be elected Trustees. In addition, the terms of the 2002-2004 Long-Term Incentive Plan that are being submitted to shareholders for their approval will be approved upon the affirmative vote of the holders of a majority of the Shares present in person or by proxy at the Annual Meeting and voting on the proposal. If you mark your proxy as "Withhold Authority" or "Abstain" on any matter, or if you give specific instructions that no vote be cast on any specific matter, the Shares represented by your proxy will not be voted on that matter, but will count towards the establishment of a quorum.

   You may vote your Shares at the Annual Meeting in person or by proxy. All valid proxies received before the Annual Meeting will be voted according to their terms. If you complete your proxy properly, but do not provide instructions as to how to vote your Shares, your proxy will be voted "FOR" the election of all Trustees nominated by our Board of Trustees and "FOR" the approval of the terms of the 2002-2004 Long-Term Incentive Plan that are being submitted to shareholders for their approval. If any other business is brought before the Annual Meeting, proxies will be voted, to the extent permitted by the rules and regulations of the Securities and Exchange Commission, in accordance with the judgment of the persons voting the proxies. After providing your proxy, you may revoke it at any time before it is voted at the Annual Meeting by filing with PREIT's Secretary an instrument revoking it or a duly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of revocation. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy.

   We will bear the cost of preparing and soliciting proxies, including the reasonable charges and expenses of brokerage firms or other nominees for forwarding proxy materials to shareholders. In addition to solicitation by mail, certain Trustees, officers and employees of PREIT and its subsidiaries may solicit proxies by telephone, telegraph or personally without extra compensation, with the exception of reimbursement for actual expenses incurred in connection with the solicitation. The enclosed proxy is solicited by and on behalf of our Board of Trustees.

                                  PROPOSAL ONE
                              ELECTION OF TRUSTEES

   The Trustees intend to cause Lee H. Javitch and Jonathan B. Weller, the two Trustees whose terms expire at the Annual Meeting, to be nominated for re-election at the Annual Meeting as Class A Trustees to serve until the Annual Meeting to be held in the spring of 2005 and until their respective successors have been duly elected and have qualified. If either of the foregoing nominees becomes unable to or declines to serve, the persons named in the accompanying proxy shall have discretionary authority to vote for a substitute or substitutes unless the Board of Trustees reduces the number of Trustees to be elected.

   PREIT's Trust Agreement provides that nominations for election to the office of Trustee at any Annual or Special Meeting of Shareholders shall be made by the Trustees, or by petition in writing delivered to PREIT's Secretary not fewer than thirty-five days before an Annual or Special Meeting of Shareholders signed by the holders of at least two percent of the Shares outstanding on the date of the petition. Nominations not made in accordance with these procedures will not be considered, unless the number of persons properly nominated is fewer than the number of persons to be elected to the office of Trustee at the meeting. In this latter event, nominations for the Trustee positions that would not otherwise be filled may be made at the meeting by any person entitled to vote in the election of Trustees.

   PREIT's Board of Trustees currently consists of eight members who serve staggered three year terms. The following table presents information concerning the two nominees for the office of Class A Trustee, the six Trustees who will continue in office after the Annual Meeting and PREIT's executive officers, including their ages, principal occupations and the number of Shares beneficially owned by them as of March 22, 2002.

                                                                                                        Shares Beneficially Owned
                                                                                                           on March 22, 2002(1)
                                                  Principal Occupation                    Trustee       -------------------------
           Name              Age                    and Affiliations                       Since           Number        Percent
           ----              ---                    ----------------                       -----           ------        -------
Nominees for the
Office of Trustee

Class A Trustees; Terms Expire in 2002

Lee H. Javitch                71     Private investor and former Chairman and Chief        1985             11,625(2)        *
                                     Executive Officer, Giant Food Stores, Inc.
                                     Director of Jewish Theological Seminary of
                                     America, and Jewish Community Center of
                                     Harrison, NY. Former chairman of MAZON: A
                                     Jewish Response to Hunger, Rye Country Day
                                     School, Pennsylvania Council on Arts, and
                                     executive committee member of Boy Scouts of
                                     America.

Jonathan B. Weller            55     President and Chief Operating Officer of PREIT        1994            225,701(3)       1.39%
                                     since 1993. From 1988 to 1993, Executive Vice
                                     President and Director of Eastdil Realty, Inc.
                                     (real estate investment banking). Member of
                                     National Association of Real Estate Investment
                                     Trusts, Urban Land Institute and International
                                     Council of Shopping Centers. Chair of Lower
                                     Merion Conservancy. Director of Ramapo-
                                     Anchorage Camp.

                              2

                                                                                                        Shares Beneficially Owned
                                                                                                           on March 22, 2002(1)
                                                  Principal Occupation                    Trustee       -------------------------
           Name              Age                    and Affiliations                       Since           Number        Percent
           ----              ---                    ----------------                       -----           ------        -------
Trustees Whose Terms
Continue

Class B Trustees; Terms Expire in 2003

Ronald Rubin(4)               70     Since September 1997, Chief Executive Officer         1997            751,738(5)      4.50%
                                     of PREIT. Chairman of PREIT since October
                                     2001. From 1992 to September 1997, Chairman
                                     and Chief Executive Officer of The Rubin
                                     Organization, Inc. (now named PREIT-RUBIN,
                                     Inc.). Trustee of International Council of
                                     Shopping Centers. Director of Exelon
                                     Corporation. Past Chairman of Center City
                                     District and past Chairman of the Greater
                                     Philadelphia Chamber of Commerce. Director of
                                     the Regional Performing Arts Center. Past
                                     President of Jewish Federation of Greater
                                     Philadelphia. Served on boards of Franklin
                                     Institute, Philadelphia Orchestra, Albert
                                     Einstein Medical Center, Tel Aviv University,
                                     American Friends of Hebrew University,
                                     Midlantic Bank (now PNC), University of the
                                     Arts and the United Jewish Appeal.

Leonard I. Korman             66     Chairman and Chief Executive Officer, Korman          1996            310,285(6)      1.93%
                                     Commercial Properties, Inc. (real estate
                                     development and management). Former member of
                                     regional advisory board of First Union
                                     National Bank, Trustee of Albert Einstein
                                     Health Care Network, Thomas Jefferson
                                     University, and Korman Family Foundation.

Jeffrey P. Orleans            55     Chairman and Chief Executive Officer, Orleans         1986             81,248(7)        *
                                     Homebuilders, Inc. (residential development).
                                     Partner, Orleans Builders and Developers.
                                     Director of Builders League of South Jersey,
                                     the National Association of Home Builders,
                                     Member of the Board of Directors for the
                                     Baldwin School, New Jersey National Bank,
                                     Mainard, Inc. and Resort at Palm Aire, Inc.
                                     Member of Board of Federation of Jewish
                                     Agencies, The William Penn Charter School, The
                                     American Committee for the Weizmann Institute
                                     of Science, JEVS, Pennsylvania Academy of Fine
                                     Arts and President of the Lower Merion Police
                                     Pension Fund.

                                                                                                        Shares Beneficially Owned
                                                                                                           on March 22, 2002(1)
                                                  Principal Occupation                    Trustee       -------------------------
           Name              Age                    and Affiliations                       Since           Number        Percent
           ----              ---                    ----------------                       -----           ------        -------
Trustees Whose
Terms Continue

Class C Trustees; Terms Expire in 2004

George F. Rubin(4)            59     President and Secretary, PREIT-RUBIN, Inc.            1997            373,881(8)      2.28%
                                     (formerly named The Rubin Organization, Inc.,
                                     which was acquired by PREIT in September
                                     1997). Trustee of Lafayette College, Board
                                     Member of Elwyn Institute, Israel Elwyn and
                                     Radnor Hunt Races. Chairman of the Board of
                                     Thorncroft Therapeutic Horseback Riding, Inc.
                                     Former treasurer of the Philadelphia Vietnam
                                     Veteran's Memorial Committee.

Rosemarie B. Greco(4)         55     Principal, Grecoventures LTD. (business               1997            4,625(9)          *
                                     investment and consulting partnership); former
                                     CEO and President, CoreStates Bank, N.A. and
                                     President CoreStates Financial Corp.; former
                                     corporate director of General Accident
                                     Insurance (USA), Cardone Industries, Inc. and
                                     Genuardi's Family Markets, Inc.; currently
                                     director of Exelon Corporation, Radian, Inc.,
                                     Sunoco, Inc.; Trustee of SEI Mutual Funds.
                                     Former chair of the Greater Philadelphia
                                     Chamber of Commerce, former interim president
                                     and CEO of Philadelphia Private Industry
                                     Council, former member of Philadelphia
                                     Planning Commission and Board of Education;
                                     former chair of Workforce Investment Board,
                                     Trustee of the University of Pennsylvania
                                     School of Nursing, and board member, National
                                     Liberty Museum.

Ira M. Lubert                 52     Chairman of Lubert-Adler Partners, L.P., a            2001              1,000(10)       *
                                     company specializing in private equity
                                     investments in real estate and other
                                     entrepreneurial opportunities. Co-founder and
                                     managing partner of LLR Equity Partners, L.P.,
                                     a venture fund making private equity
                                     investments in mid-Atlantic growth companies
                                     and middle market special opportunity
                                     situations. Chairman of GF Management, a
                                     company that specializes in the ownership and
                                     management of underperforming hospitality
                                     properties. Co-founder of Rose Glen Capital, a
                                     hedge fund.

                                                                                                        Shares Beneficially Owned
                                                                                                           on March 22, 2002(1)
                                                  Principal Occupation                    Trustee       -------------------------
           Name              Age                    and Affiliations                       Since           Number        Percent
           ----              ---                    ----------------                       -----           ------        -------
Non-Trustee Executive
Officers

Edward A. Glickman            44     Since September 1997, Executive Vice President         --             172,883(11)     1.07%
                                     and Chief Financial Officer of PREIT. From
                                     1993 to 1997, Executive Vice President and
                                     Chief Financial Officer of The Rubin
                                     Organization, Inc. (now named PREIT-RUBIN,
                                     Inc.).

Joseph F. Coradino            50     Since December 2001, Executive Vice President          --             125,631(12)       *
                                     -- Retail of PREIT and, since November 1998,
                                     Executive Vice President -- Retail Division
                                     and Treasurer, PREIT-RUBIN, Inc. From
                                     September 1997 to November 1998, Senior Vice
                                     President -- Retail Division and Treasurer,
                                     PREIT-RUBIN, Inc. From November 1995 to
                                     September 1997, Executive Vice President --
                                     Office Division of The Rubin Organization,
                                     Inc. (now named PREIT-RUBIN, Inc.).

Douglas S. Grayson            43     Since March 2002, Executive Vice President --          --              56,132(13)       *
                                     Development of PREIT. Since October 1998,
                                     Executive Vice President -- Development of
                                     PREIT-RUBIN, Inc. From September 1997 to
                                     September 1998, Vice President of PREIT-RUBIN,
                                     Inc. From September 1995 to September 1997,
                                     Vice President of The Rubin Organization, Inc.
                                     (now named PREIT-RUBIN, Inc.).

Jeffrey A. Linn               53     Since December 2001, Executive Vice President          --              82,842(14)       *
                                     -- Acquisitions and Secretary of PREIT. From
                                     1995 to December 2001, Senior Vice President
                                     -- Acquisitions and Secretary of PREIT.

David J. Bryant               44     Since September 2000, Senior Vice President --         --              20,391(15)       *
                                     Finance and Treasurer of PREIT. From September
                                     1997 to September 2000, Vice President --
                                     Financial Services of PREIT. From January 1997
                                     to September 1997, Vice President -- Financial
                                     Services of The Rubin Organization, Inc. (now
                                     named PREIT-RUBIN, Inc.).

Raymond J. Trost              46     Since May 2000, Senior Vice President --               --              22,815(16)       *
                                     Multifamily Division of PREIT. From 1995 to
                                     May 2000, Vice President -- Asset Management
                                     of PREIT.

Bruce Goldman                 43     Since December 2001, Senior Vice President --          --               4,739(17)       *
                                     General Counsel of PREIT. From September 2000
                                     to December 2001, Senior Vice President --
                                     Legal of PREIT. From 1997 to 2000, Vice
                                     President of New City Development, the
                                     development subsidiary of Mirage Resorts, Inc.
                                     From 1994 to 1997, Manager of Infrastructure
                                     Finance of Frederic R. Harris, an
                                     architectural engineering firm.

All Trustees and              --     --                                                     --            2,190,530(18)   12.50%
 executive officers as a
 group (15 persons)

---------------
*   Less than one percent.

 (1) Unless otherwise indicated in the following footnotes, each Trustee and executive officer has sole voting and investment power with respect to all such Shares.
 (2) Includes 3,000 Shares held directly by Mr. Javitch and 8,625 Shares subject to options that are currently exercisable.
 (3) Includes 50,301 Shares held directly by Mr. Weller, 175,000 Shares subject to options that are currently exercisable and 400 Shares held by Mr. Weller as custodian for his children under the New York Uniform Gifts to Minors Act.
 (4) Pursuant to the TRO Contribution Agreement, dated as of July 30, 1997 (the "TRO Contribution Agreement"), PREIT acquired all of the outstanding non-voting shares of capital stock of The Rubin Organization, Inc. In accordance with Section 5.19 of the TRO Contribution Agreement, the Board of Trustees of PREIT elected Ronald Rubin, George F. Rubin and Rosemarie B. Greco as Trustees of PREIT to fill the vacancies created by the resignations of Robert Freedman, Jack Farber and Robert G. Rogers. Ronald Rubin and George F. Rubin are brothers.
 (5) Includes 112,700 Shares held directly by Ronald Rubin, 483,038 Class A units of limited partnership interest in PREIT Associates, L.P. (49,006 of which are held by a trust of which Ronald Rubin and George F. Rubin are beneficiaries and 2,776 of which are owned by a corporation of which Ronald Rubin is the sole shareholder) that are currently redeemable for cash or, at the option of PREIT, for a like number of Shares, 150,000 Shares subject to options that are currently exercisable, and 6,000 shares held by a trust of which Mr. Rubin is a trustee.
 (6) Includes 244,088 Shares held directly by Mr. Korman, 420 Shares owned by Mr. Korman's spouse, 41,824 Shares held in trusts of which Mr. Korman is a co-trustee, 19,328 Shares held by trusts of which Mr. Korman is a co-trustee and the sole beneficiary and 4,625 Shares subject to options that are currently exercisable. Mr. Korman disclaims beneficial ownership of the 41,824 Shares held in trusts of which Mr. Korman is a co-trustee and the 420 Shares owned by Mr. Korman's spouse.
 (7) Includes 71,351 Shares held directly by Mr. Orleans, 1,300 Shares held by Mr. Orleans' minor children, 220 Shares held by trusts of which Mr. Orleans is co-trustee, 252 Shares owned by a corporation 50% of whose shares are owned by Mr. Orleans and 8,125 Shares subject to options that are currently exercisable. Mr. Orleans disclaims beneficial ownership of the 220 Shares held by trusts of which he is co-trustee.
 (8) Includes 51,562 Shares held directly by George Rubin, 239,919 Class A units of limited partnership interest in PREIT Associates, L.P. (49,006 of which are held by a trust of which Ronald Rubin and George F. Rubin are beneficiaries) that are currently redeemable for cash or, at the option of PREIT, for a like number of Shares, 75,000 Shares subject to options that are currently exercisable and 6,000 Shares held by a trust of which Mr. Rubin is a trustee. Also includes 900 Shares held by a trust, the beneficiary of which is Mr. Rubin's daughter, and 500 Shares held by Mr. Rubin's spouse, as to both of which Mr. Rubin disclaims beneficial ownership.
 (9) Includes 1,000 Shares held directly by Ms. Greco and 3,625 Shares subject to options that are currently exercisable.
(10) All 1,000 Shares are held indirectly by Mr. Lubert through LLR Management, L.P., of which Mr. Lubert is a managing director and beneficial owner.
(11) Includes 25,000 Shares held directly by Mr. Glickman, 37,883 Class A units of limited partnership interest in PREIT Associates, L.P. that are currently redeemable for cash or, at the option of PREIT, for a like number of Shares, and 110,000 Shares subject to options that are currently exercisable.
(12) Includes 22,148 Shares held directly by Mr. Coradino, 73,483 Class A units of limited partnership interest in PREIT Associates, L.P. that are currently redeemable for cash or, at the option of PREIT, for a like number of Shares, and 30,000 Shares subject to options that are currently exercisable.
(13) Includes 21,521 Shares held directly by Mr. Grayson, 14,611 Class A units of limited partnership interest in PREIT Associates, L.P. that are currently redeemable for cash or, at the option of PREIT, for a like number of Shares, and 20,000 Shares subject to options that are currently exercisable.
(14) Includes 25,842 Shares held directly by Mr. Linn, 55,000 Shares subject to options that are currently exercisable and 2,000 Shares that are held by Mr. Linn as custodian for his son under the Pennsylvania Uniform Gifts to Minors Act.
(15) Includes 7,841 Shares held directly by Mr. Bryant, 3,800 Class A units of limited partnership interest in PREIT Associates, L.P. that are currently redeemable for cash or, at the option of PREIT, for a like number of Shares, and 8,750 Shares subject to options that are currently exercisable.

(16) Includes 7,065 Shares held directly by Mr. Trost and 15,750 Shares subject to options that are currently exercisable.
(17)    All 4,739 Shares are owned by Mr. Goldman directly.
(18) Includes 664,500 Shares subject to options that are currently exercisable and 803,728 Shares subject to Class A units of limited partnership interest in PREIT Associates, L.P. that are currently redeemable for cash or, at PREIT's option, for a like number of Shares. In certain instances, two Trustees beneficially own the same Shares because they share voting or investment power over the Shares. These Shares have been counted only once in this total.

Required Vote

   Assuming a quorum is present, the two nominees receiving the highest number of votes cast at the Annual Meeting will be elected Trustees. For this purpose, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote in the election of Trustees.

Board Recommendation

   The Board of Trustees recommends that shareholders vote FOR the election of each of the nominees for Trustee.

                                  PROPOSAL TWO
                     THE 2002-2004 LONG-TERM INCENTIVE PLAN


   PREIT's Board of Trustees approved the Pennsylvania Real Estate Investment Trust 2002-2004 Long-Term Incentive Plan on July 12, 2001. Participants in the Plan receive awards of Performance Units and Restricted Shares. Performance units are awards providing for a payment to participants -- which may be in cash or a combination of cash and Shares -- if PREIT achieves certain financial targets that are specified in the Plan and described below. Restricted Share awards are Shares that a participant may not sell, assign, transfer or pledge until those Shares have vested. A portion of the Restricted Share awards vest based on PREIT's achievement of financial targets, some of which are specified in the Plan and some of which will be determined by PREIT's Executive Compensation and Human Resources Committee. The balance of the Restricted Share awards vest over time subject to the participant's continued employment with PREIT.

   The Plan as a whole is not subject to shareholder approval. Only the material terms of the financial targets relating to the Performance Units that may be granted under the Plan are being submitted to shareholders for their approval. Consequently, if the material terms of these financial targets are not approved, the Performance Units granted under the Plan will become null and void and no additional Performance Units may be granted. However, the aspects of the Plan involving the Restricted Shares that may be granted will remain in effect.

Performance Units

   The financial targets relating to the Performance Units were established to motivate PREIT's top executive officers and to focus their attention on critical financial indicators that measure PREIT's success. The material terms of the financial targets relating to the Performance Units that are subject to shareholder approval are:

   o the business criterion on which the financial targets are based;

   o the employees eligible to be awarded Performance Units based on the achievement of the financial targets; and

   o the maximum amount of compensation that can be paid to any eligible employee if the financial targets are obtained.

   PREIT will make payments to participants in respect of their Performance Units if certain financial targets are reached in 2004. The financial targets are based on PREIT's publicly reported per share "funds from operations" for 2004, subject to adjustment to account for certain non-recurring items as described in the Plan. None of the Performance Units will vest if PREIT does not achieve at least $3.12 of funds from operations per share in 2004, one-third will vest if PREIT achieves $3.12 of funds from operations per share in 2004, two-thirds will vest if PREIT achieves $3.18 of funds from operations per share in 2004 and all of the Performance Units will vest if PREIT achieves at least $3.24 of funds from operations per share in 2004. PREIT's Executive Compensation and Human Resources Committee, if applicable and in their good faith judgment, will adjust the preceding target levels of funds from operations per share to account for certain material asset sales by PREIT and its subsidiaries or the issuance of a significant amount of Shares by PREIT.

   The executive officers of PREIT and its subsidiaries who hold the office of Executive Vice President or a higher office are eligible to participate in the Plan. This group currently includes, among others, the four officers named in the table below, who have been allocated Performance Units, and Edward A. Glickman, who has not been allocated any Performance Units. The number of Performance Units that the six participants who have been allocated Performance Units will receive is set forth in the Plan and each Performance Unit is valued at one dollar per unit. In addition to the Performance Units allocated to specific participants by the Plan, 700,000 unallocated Performance Units are available for future issuances under the Plan to any individual in the group of eligible officers whom PREIT's Executive Compensation and Human Resources Committee designates to receive Performance Units. Any such additional issuances will occur on or before December 31, 2002. The maximum value of any participant's Performance Unit award is $1,200,000. The following table shows the monetary value and number of Performance Units awarded to each participant listed in the Summary Compensation Table and to all participants as a group.

                            Performance Unit Awards



                                                         Monetary Value of        Number of
Name and Principal Position                              Performance Units    Performance Units
---------------------------                              -----------------    -----------------
Ronald Rubin                                                 $1,200,000           1,200,000
  Chairman, Chief Executive
  Officer and Trustee
Jonathan B. Weller                                           $  900,000             900,000
  President, Chief Operating
  Officer and Trustee
George F. Rubin                                              $  700,000             700,000
  President, PREIT-RUBIN, Inc.
  and Trustee
Joseph F. Coradino                                           $  600,000             600,000
  Executive Vice President -- Retail
All current executive officers as a group                    $4,250,000           4,250,000
All current non-executive Trustees as a group                        $0                   0
All current non-executive officers as a group                        $0                   0


Restricted Share Awards

   The Restricted Shares issuable under the Plan were awarded on March 22, 2002. The number of Restricted Shares awarded to each participant was determined by dividing the monetary value of his award by the average closing price of PREIT's Shares during the 20 trading days preceding February 15, 2002, which was $23.12. The maximum initial value of any participant's Restricted Share award, based on that calculation, was $600,000, and the maximum number of Restricted Shares awarded to any participant was 25,952.

   One half of a participant's Restricted Share award is subject to time vesting and the other half is subject to performance-based vesting. So long as a participant remains employed by PREIT, he will vest in one half of his Restricted Share award in three equal installments on each February 15 in 2003, 2004 and 2005. Participants may vest in all or a portion of the other half of their Restricted Share awards in equal installments in 2003, 2004 and 2005, depending on the achievement of certain financial targets in each of those years. Only financial targets with respect to 2002 are set forth in the Plan, and PREIT's Executive Compensation and Human Resources Committee, in its sole discretion, will decide whether such targets have been reached. The Committee will also establish the financial targets for 2003 and 2004. PREIT will pay and amount equal to dividends on a current basis, and participants have voting rights, with respect to their non-vested Restricted Shares.

   The following table shows the monetary value and number of Restricted Share awarded to each participant listed in the Summary Compensation Table and to all participants as a group. Edward A. Glickman, PREIT's Chief Financial Officer, has not been awarded any Restricted Shares under the Plan.


                            Restricted Share Awards




                                                                      Monetary Value of           Number of
Name and Principal Position                                         Restricted Share Awards   Restricted Shares
---------------------------                                         -----------------------   -----------------
Ronald Rubin                                                              $  600,000                25,952
  Chairman, Chief Executive
  Officer and Trustee
Jonathan B. Weller                                                        $  450,000                19,464
  President, Chief Operating
  Officer and Trustee
George F. Rubin                                                           $  330,000                14,273
  President, PREIT-RUBIN, Inc.
  and Trustee
Joseph F. Coradino                                                        $  315,000                13,625
  Executive Vice President -- Retail
All current executive officers as a group                                 $2,145,000                92,778
All current non-executive Trustees as a group                                     $0                     0
All current non-executive officers as a group                                     $0                     0


Termination of Employment and Change of Control

   If a participant terminates employment for Good Reason (as defined in his employment agreement) or his employment is terminated as a result of his death, disability or by PREIT without Cause (as defined in the participant's employment agreement) then he will vest in (1) all unvested Restricted Shares subject to time vesting, (2) a prorated portion of his unvested Restricted Shares subject to performance vesting in the period in which the participant's employment is terminated, provided the financial targets required for such shares to vest are achieved, and (3) all of his Performance Units to the same extent that he would have vested in such units had he remained an employee until the date on which PREIT's Executive Compensation and Human Resources Committee determines that PREIT has (or has not) attained any of the financial targets for 2004.

   If a participant terminates employment without Good Reason, or PREIT terminates his employment for Cause, then he will forfeit all unvested awards.

   If a participant is an employee on the date of a Change of Control of PREIT (as defined in the participant's employment agreement), he will vest in all unvested Restricted Shares and Performance Units. If a participant terminates employment prior to a Change of Control for Good Reason, or his employment is terminated as a result of his death or disability or by PREIT without Cause, and the Change of Control occurs in the year of such termination, then he will vest in a prorated portion of his unvested Restricted Shares subject to performance vesting. If a participant terminates employment prior to a Change of Control for Good Reason, or his employment is terminated as a result of his death or disability or by PREIT without Cause, and the Change of Control occurs before the end of 2004, then he will vest in a prorated portion of his unvested Performance Units.

Administration and Amendment

   PREIT's Executive Compensation and Human Resources Committee administers the Plan. The Committee has the power to interpret disputed provisions of the Plan and determine all questions concerning awards under the Plan.

   The Board of Trustees reserves the right to amend or terminate the Plan at any time. Shareholder approval is required for amendments either to modify the material terms of the financial targets for which vesting in the

Performance Units are based or that are required to be voted on by shareholders under the rules of the New York Stock Exchange. In addition, PREIT's chief executive officer may amend the Plan, so long as any such amendment is technical and non-material in nature.

                                   *   *   *

   The foregoing is a description of the material features of the Plan. You should read the Plan, which is attached as Exhibit A to this proxy statement, for additional information.

Required Vote

   Assuming a quorum is present at the Annual Meeting, the material terms of the financial targets relating to the Performance Units will be approved if a majority of the Shares present in person or by proxy and casting a vote on this proposal vote "FOR" the proposal. For purposes of the foregoing, abstentions and broker non-votes shall not be deemed to be votes cast.

Board Recommendation

   The Board of Trustees believes that the proposal to approve the material terms of the financial targets relating to the Performance Units (i.e., the business criterion on which the financial targets are based, the employees eligible to be awarded Performance Units and the maximum amount of compensation that can be paid to any eligible employee if the financial targets are obtained) is in the best interests of PREIT and its shareholders and unanimously recommends a vote FOR approval of such material terms.


                                 PROPOSAL THREE
                                 OTHER MATTERS


   PREIT's management knows of no matters other than those stated above to come before the meeting. However, if any other matters should properly come before the meeting, the enclosed proxy confers discretionary authority with respect to these matters.

                             ADDITIONAL INFORMATION


Summary Compensation Table

   The following table shows information concerning the compensation paid by PREIT for the last three fiscal years to PREIT's Chief Executive Officer and its four other most highly compensated executive officers.


                                                                                             Long Term
                                                          Annual Compensation           Compensation Awards
                                                          -------------------           -------------------
             Name and Principal                                                    Restricted Stock                    All Other
                   Position                     Year    Salary($)   Bonus($)(4)        Awards($)       Options(#)   Compensation($)
                   ---------                    ----    ---------   -----------        ---------       ----------   ---------------
Ronald Rubin                                    2001     378,895      140,000           120,004(5)           --              --
 Chairman, Chief Executive                      2000     378,898      255,000           363,200(6)           --              --
 Officer and Trustee                            1999     345,000      120,750                --              --              --

Jonathan B. Weller(1)                           2001     330,746      116,000            89,997(5)           --          64,535
 President, Chief Operating                     2000     330,746      212,000           272,400(6)           --          48,911
 Officer and Trustee                            1999     315,000       97,650                --              --          50,693

Edward A. Glickman(2)                           2001     300,000      150,000                --              --          50,150
 Executive Vice President and                   2000     275,000      137,500           448,500         100,000          51,000
 Chief Financial Officer                        1999     250,000      125,000                --              --          51,665

George F. Rubin(3)                              2001     262,496       92,000            89,997(5)           --           6,800
 President, PREIT-RUBIN, Inc.                   2000     262,496       77,500           272,400(6)           --           6,800
 and Trustee                                    1999     250,000       53,169                --              --           6,742

Joseph F. Coradino(3)                           2001     250,000      110,000            65,000(5)           --           6,800
 Executive Vice President --                    2000     236,250       67,500           136,200(6)           --           6,800
 Retail                                         1999     225,000       37,978                --              --           7,058

---------------
(1) The amounts shown in the "All Other Compensation" column for Mr. Weller represent $20,829 of annual premium payments on life insurance provided under Mr. Weller's employment agreement for 2001, and $9,750 for each of 2000 and 1999; matching contributions under PREIT's 401(k) retirement plan of $5,076 for 2001, $6,800 for 2000 and $8,463 for 1999; and contributions by PREIT under its Supplemental Retirement Plan of $38,630 for 2001, $32,361 for 2000 and $32,480 for 1999.
(2) The salary and bonus for Mr. Glickman in 1999 reflect payments made in the fourth quarter of 2000 of $20,000 and $53,700, respectively. Those payments related to Mr. Glickman's services in 1999, and were paid pursuant to Mr. Glickman's amended and restated employment agreement with PREIT which was entered into on November 10, 2000. The restricted stock awarded to Mr. Glickman in 2000 vests in five equal annual installments beginning on January 1, 2000, contingent upon his continued employment on the vesting dates. The amounts shown in the "All Other Compensation" column for Mr. Glickman represent $25,000 in contributions to Mr. Glickman's retirement account for each of 2001, 2000 and 1999; matching contributions under PREIT's 401(k) retirement plan of $5,950 for 2001, $6,800 for 2000 and $7,465 for 1999; and a credit to an account established for Mr. Glickman of $19,200 for each of 2001, 2000 and 1999 related to dividend equivalent rights on a notional 50,000 Shares. The $19,200 for 1999 was paid in the fourth quarter of 2000 pursuant to Mr. Glickman's amended and restated employment agreement, but related to his services in 1999. The amounts credited to such account vest in five equal annual installments beginning on January 1, 2000, contingent on continued employment on those dates.
(3) The amounts shown in the "All Other Compensation" column for George Rubin and Joseph Coradino represent matching contributions under PREIT's 401(k) retirement plan.
(4) The bonuses for fiscal 2001 were paid on February 15, 2002.
(5) The restricted stock vested in full on February 15, 2002.
(6) The restricted stock vests in three equal installments on each of March 1, 2001, February 15, 2002 and February 15, 2003, contingent upon continued employment on those dates. PREIT pays an amount equal to dividends on the unvested restricted stock as dividends are declared by PREIT's Board of Trustees on PREIT's outstanding Shares.

Employment Agreements

   Ronald Rubin entered into an employment agreement with PREIT as of April 2, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. Under the Agreement, Mr. Rubin serves as Chairman and Chief Executive Officer of PREIT. He is entitled to a base salary under the agreement of $390,000 for 2002, which may be increased in subsequent years at the discretion of PREIT's Executive Compensation and Human Resources Committee. In accordance with the agreement, Mr. Rubin is eligible for a bonus of up to $331,500 for 2002 and he received $1,200,000 worth of Performance Units and 25,952 Restricted Shares subject to the terms of PREIT's 2002-2004 Long-Term Incentive Plan. PREIT agreed to contribute $100,000 per year to a supplemental executive retirement plan that will accrue interest at the rate of 10% per year, compounded annually, payable to Mr. Rubin within 60 days of the termination of his employment for any reason.

   Jonathan B. Weller entered into an employment agreement with PREIT as of March 22, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. Under the agreement, Mr. Weller serves as President and Chief Operating Officer of PREIT. He is entitled to a base salary under the agreement of $340,000 for 2002, which may be increased in subsequent years at the discretion of PREIT's Executive Compensation and Human Resources Committee. In accordance with the agreement, Mr. Weller is eligible for a bonus of up to $272,000 for 2002 and he received $900,000 worth of Performance Units and 19,464 Restricted Shares subject to the terms of PREIT's 2002-2004 Long-Term Incentive Plan. In the agreement, PREIT acknowledged a continuing obligation to contribute amounts to Mr. Weller's supplemental retirement plan according to a formula contained in that plan. PREIT also acknowledged a continuing obligation to make payments under existing split dollar insurance agreements for the benefit of Mr. Weller's designated beneficiaries. See footnote (1) to the Summary Compensation Table for PREIT's payments pursuant to these arrangements in 1999, 2000 and 2001.

   Edward A. Glickman entered into an employment agreement with PREIT on November 10, 2000. The Employment Agreement provides that Mr. Glickman is to serve as Chief Financial Officer of PREIT. The term of the employment agreement was made retroactively effective to January 1, 1999 and expires on September 30, 2002. The term is automatically extended for additional two-year periods unless and until either party gives notice of termination at least one year prior to the end of the then current term. Mr. Glickman's base salary for 2001 was $300,000 and his salary increases by at least $25,000 per year every January 1st. The agreement also provides for the payment of a bonus equal to one half of Mr. Glickman's base salary each year, subject to Mr. Glickman's meeting performance goals established by PREIT's compensation committee. Mr. Glickman achieved the performance goals for 2001 and, accordingly, received the full potential bonus payable with respect to 2001. In accordance with the Employment Agreement, PREIT granted Mr. Glickman (i) 25,000 Restricted Shares that vest in five equal annual installments beginning January 1, 2000, (ii) an incentive stock option to purchase 11,210 Shares at $17.94 per Share that vests in two equal annual installments beginning on January 1, 2003, (iii) a nonqualified stock option to purchase 88,790 Shares at $17.94 per Share that vests in five annual installments, 20,000 Shares on November 10, 2000, 20,000 Shares on January 1, 2001, 20,000 Shares on January 1, 2002, 14,395 Shares on January 1, 2003 and 14,395 Shares on January 1, 2004, and (iv) 50,000 dividend equivalent rights that vest in five equal annual installments beginning on January 1, 2000. PREIT has agreed to contribute $25,000 per year to a supplemental executive retirement plan that will accrue interest at the rate of 10% per year, compounded annually, payable to Mr. Glickman within 60 days of the termination of his employment for any reason.

   George F. Rubin entered into an employment agreement with PREIT Services, LLC as of March 22, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. The obligations of PREIT Services under the agreement are guaranteed by PREIT. Under the Agreement, Mr. Rubin serves as President of PREIT Services. He is entitled to a base salary under the agreement of $290,000 for 2002, which may be increased in subsequent years at the discretion of PREIT's Executive Compensation and Human Resources Committee. In accordance with the agreement, Mr. Rubin is eligible for a bonus of up to $232,000 for 2002 and he received $700,000 worth of Performance Units and 14,273 Restricted Shares subject to the terms of PREIT's 2002-2004 Long-Term Incentive Plan. PREIT Services has agreed to contribute $25,000 per year to a supplemental executive retirement plan that will accrue interest at the rate of 10% per year, compounded annually, payable to Mr. Rubin within 60 days of the termination of his employment for any reason.

   Joseph F. Coradino entered into an employment agreement with PREIT Services, LLC as of March 22, 2002 for an initial term through December 31, 2004 and extending year-to-year thereafter unless either party gives at least 120 days advance written notice that the term is not to be extended. The obligations of PREIT Services under the agreement are guaranteed by PREIT. Under the Agreement, Mr. Coradino serves as Executive Vice President -- Retail both of PREIT Services and of PREIT. He is entitled to a base salary under the agreement of $280,000 for 2002, which may be increased in subsequent years at the discretion of PREIT's Executive Compensation and Human Resources
Committee. In accordance with the agreement, Mr. Coradino is eligible for a bonus of up to $196,000 for 2002 and he received $600,000 worth of Performance Units and 13,625 Restricted Shares subject to the terms of PREIT's 2002-2004 Long-Term Incentive Plan. PREIT Services has agreed to contribute $25,000 per year to a supplemental executive retirement plan that will accrue interest at the rate of 10% per year, compounded annually, payable to Mr. Coradino within 60 days of the termination of his employment for any reason.

   The employment agreements described above contain provisions addressing the consequences of a termination of each executive's employment. With respect to each executive other than Mr. Glickman, if PREIT or PREIT Services terminates the executive's employment without specified cause, or if the executive terminates his employment for specified good reason (including the delivery by PREIT or PREIT Services of notice that the term of the agreement will not be renewed), the executive is entitled to a lump-sum severance payment equal to the greater of (a) his base salary through the end of the term plus a portion of the executive's average bonus for the last three years prorated through the date of termination, or (b) a multiple of the sum of the executive's then current salary plus a portion of the executive's average bonus for the last three years prorated through the date of termination. For purposes of the preceding sentence, the phrase "average bonus for the last three years" means the average percentage of the executive's salary represented by his annual bonus paid in each of the prior three years, multiplied by his then current salary. For Ronald Rubin, the multiple related to part (b) above is three, for Jonathan Weller, the multiple is two and one-half, for George Rubin, the multiple is two and one-half and for Joseph Coradino, the multiple is two. If such a termination occurs within a specified amount of time following a change of control of PREIT, then Jonathan Weller's multiple is increased to three. In the same circumstances, without regard to whether the termination is preceded by a change of control, Mr. Glickman is entitled to three times the sum of his then current salary plus the average of his annual bonus over the last three years. Additionally, Mr. Glickman is entitled to terminate his employment for good reason if Ronald Rubin ceases to be the PREIT's Chief Executive Officer for any reason.

   If the executive dies or becomes disabled during the term of his employment agreement, the executive or his estate is entitled to continue to receive his then current salary for the longer of the remainder of the term or one year (two years with respect to Edward Glickman and three years with respect to Ronald Rubin), and to receive a prorated portion of any bonus payable with respect to established performance goals that the company achieves in the year of the executive's disability or death.

   Additionally, the employment agreements provide that if PREIT terminates any of the executives without cause, if the executive terminates his employment for good reason or if the executive dies or becomes disabled:

   o the executive's Restricted Shares and options (and, with respect to Mr. Glickman, dividend equivalent rights) immediately become vested; and

   o the executive -- in some cases including his dependents -- is entitled to continuing medical benefits for a specified number of days.

   As to Ronald Rubin, Jonathan Weller and Edward Glickman, the employment agreements provide that, in the event any payments to such executives result in the imposition on them of an excise tax under Section 4999 of the Code, PREIT will pay to such executive an additional amount equal to one half of the excise tax.

Stock Options

   The following table presents information as to the exercise of options to purchase Shares and the fiscal year-end value of unexercised options for all of the persons named in the Summary Compensation Table. None of the persons named in the Summary Compensation Table were granted options during fiscal 2001.


                   Aggregate Option Exercises in Fiscal 2001
                      and December 31, 2001 Option Values



                                                                            Number of Unexercised          Value of Unexercised
                                                  Shares                         Options at               In-the-Money Options at
                                                 Acquired                     December 31, 2001            December 31, 2001(1)
                                                    On        Value      ---------------------------    ---------------------------
                     Name                        Exercise    Realized   Exercisable    Unexercisable    Exercisable   Unexercisable
 ---------------------------------------------   --------    --------   -----------    -------------    -----------   -------------
Ronald Rubin .................................      --          --        112,500          37,500              --              --
Jonathan B. Weller ...........................      --          --        175,000               0        $247,500              --
Edward A. Glickman ...........................      --          --         77,500          72,500        $214,400        $321,600
George F. Rubin ..............................      --          --         56,250          18,750              --              --
Joseph F. Coradino ...........................      --          --         22,500           7,500              --              --

---------------
(1) In-the-money options are those where the fair market value of the underlying securities exceeds the exercise price of the option. The closing price of the Shares on December 31, 2001 was $23.20 per Share.

Stock Option Plans

   Under PREIT's 1990 Stock Option Plan for Non-Employee Trustees (the "Trustee Option Plan"), PREIT is authorized to issue to its Trustees who are not employees of PREIT or any of its affiliates nonqualified stock options to purchase up to 100,000 Shares. Options to purchase 88,000 Shares have been issued under the Trustee Option Plan, 28,125 of which have been exercised and 7,500 have expired without being exercised. The Executive Compensation and Human Resources Committee administers the Trustee Option Plan. The exercise price per Share of options granted under the Trustee Option Plan must equal 100% of the fair market value of the Shares underlying the options on the grant date and the options generally expire 10 years from the grant date unless extended in the Compensation Committee's discretion. The Trustee Option Plan was amended in 2001 to cease the automatic annual grant in January of each year to each non-employee Trustee of an option for 2,500 Shares. The Trustee Option Plan continues to provide for an automatic grant of an option for 5,000 Shares to newly elected non-employee Trustees. Option grants may not be made after January 31, 2004, unless the plan is extended. Additional options may be granted under the Trustee Option Plan to purchase a maximum of 19,500 Shares.

   PREIT's Restricted Share Plan for Non-Employee Trustees, adopted in 2002, authorizes PREIT to issue to its Trustees who are not employees of PREIT or any of its affiliates up to 50,000 Restricted Shares. The plan provides for the automatic grant of 1,000 shares to each non-employee Trustee on January 31 of each year, and 5,000 Restricted Shares have been granted under the plan. The Restricted Shares vest in three approximately equal annual installments so long as the recipient remains a Trustee of PREIT. The plan is administered by the Executive Compensation and Human Resources Committee.

   Under PREIT's 1999 Equity Incentive Plan (the "1999 Plan"), PREIT has granted incentive stock options, designed to qualify under Section 422 of the Code, and nonqualified stock options to purchase 100,000 Shares to the officers and other key employees of PREIT and PREIT-RUBIN and their subsidiary entities. The Executive Compensation and Human Resources Committee administers the 1999 Plan. The 1999 Plan requires that the exercise price of options granted under the plan not be less than the fair market value of the Shares underlying the options on the grant date and the term of each option granted may not exceed 10 years. Additionally, the 1999 Plan provides for the grant of restricted stock, stock appreciation rights, performance stock, dividend equivalent rights and/or loans to the officers and other key employees of PREIT and PREIT-RUBIN and their subsidiary entities. PREIT has awarded 272,314 shares of restricted stock and 50,000 dividend equivalent rights under the 1999 Plan. In addition to 400,000 Shares that may be granted under the 1999 Plan, Shares that are subject to options under PREIT's 1990 Incentive and Nonqualified Stock Option Plan, 1997 Stock Option Plan and 1998 Stock Option Plan that expire or otherwise terminate automatically will also be made available for awards under the 1999 Plan. As of March 23, 2002, an additional 209,561 Shares were available for awards under the 1999 Plan. The 1999 Plan also covers the grant of restricted stock under the 2002-2004 Long-Term Incentive Plan.

Transactions with Management

   On September 30, 1997, PREIT consummated a series of related transactions (the "TRO Transaction") in which PREIT, among other things: (i) formed a Delaware limited partnership (the "Operating Partnership"), of which PREIT is the sole general partner; (ii) transferred to the Operating Partnership PREIT's interests in its real property assets, or the economic benefits thereof; (iii) caused the Operating Partnership to acquire all of the issued and outstanding non-voting common shares of The Rubin Organization, Inc. ("TRO") (renamed PREIT-RUBIN, Inc.), a commercial real estate development and management firm, representing 95% of the total equity of TRO, in exchange for 200,000 Class A units of limited partnership interest in the Operating Partnership ("Class A OP Units") and a contingent obligation to issue up to 800,000 additional Class A OP Units over a five year period based on the levels of PREIT's funds from operations ("FFO") per share during such period;
(iv) caused the Operating Partnership to acquire, or to become obligated to acquire, in exchange for additional Class A OP Units, the interests of certain affiliates of TRO ("TRO Affiliates"), or their rights or obligations to acquire interests, in three existing shopping centers or portions thereof, and in two shopping centers then under construction (the "Development Properties"); (v) caused the Operating Partnership to acquire the pre-development rights, subject to the obligations of certain TRO Affiliates, in certain additional proposed shopping centers (the "Predevelopment Properties"); (vi) implemented, directly or indirectly, employment agreements with ten members of TRO management, including Ronald Rubin, who became PREIT's Chief Executive Officer and has since become its Chairman as well, George F. Rubin, who continued as President of PREIT-RUBIN, Edward Glickman, who became PREIT's Chief Financial Officer, Joseph F. Coradino, who has since become PREIT's Executive Vice President -- Retail Division, Douglas S. Grayson, who has since become PREIT's Executive Vice President -- Development, and David J. Bryant, who has since become PREIT's Senior Vice President -- Finance and Treasurer; and (vii) elected three designees of TRO, Ronald Rubin, George F. Rubin and Rosemarie B. Greco, as Trustees of PREIT.

   The Class A OP Units referred to above are redeemable by the Operating Partnership, at the option of the holder, beginning one year following the dates of their respective issuance for an amount per unit equal to the average closing price of a Share on the twenty trading days immediately before the date notice of redemption is received by PREIT in its capacity as general partner of the Operating Partnership. PREIT has the right to acquire any Class A OP Units tendered for redemption for (i) cash, or (ii) Shares, on the basis of one Share for each Class A OP Unit, subject to adjustments for share splits and other capital changes. Redeeming holders of Class A OP Units who receive Shares from PREIT will have certain rights to cause PREIT to register such Shares for resale under the federal securities laws. During the five-year period following the completion of the TRO Transaction, Ronald Rubin, George
F. Rubin, Edward Glickman, Joseph F. Coradino, Douglas S. Grayson and David J. Bryant are each prohibited from reselling more than one-half of the Shares to which he would be entitled upon redemption of Class A OP Units, so long as he continues to hold an executive position with PREIT or PREIT-RUBIN.

   In the TRO Transaction, in exchange for their direct and indirect interests in TRO and certain affiliated entities: (i) Ronald Rubin received, directly or indirectly, beneficial ownership of 144,359 Class A OP Units; (ii) George F. Rubin received, directly or indirectly, beneficial ownership of 86,462 Class A OP Units; (iii) Edward Glickman received beneficial ownership of 13,633 Class A OP Units; (iv) Joseph F. Coradino received beneficial ownership of 28,691 Class A OP Units; (v) Douglas S. Grayson received beneficial ownership of 5,968 Class A OP Units; and (vi) David J. Bryant received beneficial ownership of 1,639 Class A OP Units. The amounts shown above for each of Ronald Rubin and George F. Rubin include 12,167 Class A OP Units held by a trust of which both are beneficiaries.

   As stated above, the TRO Transaction also entitled the TRO Affiliates to receive up to 800,000 additional Class A OP Units based on PREIT's FFO for the five year period beginning September 30, 1997. In 1998, and again in 2002 with respect to 2001 only, these "hurdle" and "target" FFO levels were adjusted by a special committee of PREIT's Trustees to account for the dilutive effects of public offerings of PREIT's shares that occurred in 1997 and 2001. For the period beginning September 30, 1997 and ending December 31, 1999, the Operating Partnership issued 330,000 Class A OP Units to the TRO Affiliates. On April 9, 2001, the Operating Partnership issued 167,500 Class A OP Units attributable to the period from January 1, 2000 through December 31, 2000. As part of this issuance: (i) Ronald Rubin received beneficial ownership of 66,159 Class A OP Units; (ii) George F. Rubin received beneficial ownership of 30,210 Class A OP Units; (iii) Edward Glickman received beneficial ownership of 7,553 Class A OP Units; (iv) Joseph
F. Coradino received beneficial ownership of 12,273 Class A OP Units; (v) Douglas S. Grayson received beneficial ownership of 3,776 Class A OP Units; and (vi) David J. Bryant received beneficial ownership of 944 Class A OP Units. For the period from January 1, 2001 through December 31, 2001, the TRO Affiliates earned 167,500 Class A OP Units. These Units have not yet been issued, but, collectively, Ronald Rubin, George F. Rubin, Edward Glickman, Joseph F. Coradino, Douglas S. Grayson and David J. Bryant are expected to receive a significant portion of these Units upon issuance. As of December 31, 2001, the TRO Affiliates were eligible to receive the remaining 135,000 Class A OP Units for the period from January 1, 2002 through September 30, 2002, depending on PREIT's FFO during that period.

   The TRO Affiliates also are eligible to receive additional Class A OP Units in respect of PREIT's payment for the Development and Predevelopment Properties, all in accordance with the valuation and payment provisions of the applicable agreements. No Class A OP Units were issued to the TRO Affiliates during 2001 in respect of the Development and Predevelopment Properties.

   PREIT anticipates that holders of Class A OP Units will receive distributions at the approximate times, and in the same amounts, as PREIT pays dividends to its Shareholders. Certain of the Class A OP Units issued in the TRO transaction are subject to pledges in favor of the Operating Partnership until certain obligations of TRO are satisfied.

   The amount of consideration PREIT pays and the manner in which it would be paid was approved by a Special Acquisition Committee of the Board of Trustees and by the Board of Trustees. The Board received an opinion from Lehman Brothers that the consideration to be paid was fair from a financial point of view, and PREIT's Shareholders approved PREIT's completion of the TRO Transaction at a Special Meeting of Shareholders held on September 29, 1997. The Board of Trustees has established a committee currently consisting of Leonard I. Korman, Chair and Rosemarie B. Greco for the purpose of addressing and resolving any matters pertaining to the TRO Transaction as they arise on an on-going basis. In connection with the monitoring of the TRO Transaction, the committee determined to lower the financial performance benchmarks established for the payment of additional Class A OP Units due to the dilutive effect of PREIT's December 1997 public offering of 4,600,000 Shares and PREIT's July 2001 public offering of 2,000,000 Shares.

   PREIT-RUBIN provides real estate management and other services to 18 properties in which Ronald Rubin and/or other TRO Affiliates have direct or indirect interests. Total revenues earned by PREIT-RUBIN for such services were approximately $2,900,000 for the calendar year ended December 31, 2001. As of December 31, 2001, approximately $300,000 was due from these affiliates. Of this amount, approximately $200,000 was collected subsequent to December 31, 2001. The remaining approximately $100,000 is due in installments to be paid through 2010, plus interest where applicable. PREIT and PREIT-RUBIN lease one property from an entity in which Ronald Rubin and George F. Rubin have indirect interests. The lease term currently is scheduled to expire on July 31, 2009. In 2001, PREIT and PREIT-RUBIN paid approximately $277,000 on this lease. Ronald Rubin and George F. Rubin, collectively with members of their immediate family, own less than a 16.66% interest in the entity that leases the property to PREIT-RUBIN.

Board Matters

   PREIT has a standing Executive Compensation and Human Resources Committee, a standing Audit Committee and a standing Property Committee. PREIT does not have a standing nominating committee.

   The Executive Compensation and Human Resources Committee, which is currently comprised of Leonard I. Korman, Chair, Rosemarie B. Greco and Lee H. Javitch, met three times during fiscal 2001. The principal duties of the Compensation Committee are to recommend compensation arrangements for PREIT's executive officers and to administer PREIT's stock option and equity incentive plans.

   The Audit Committee, which is currently comprised of Rosemarie B. Greco, Chair, Lee H. Javitch and Ira Lubert, met five times during fiscal 2001. The principal duties of the Audit Committee are to recommend independent public accountants for appointment by PREIT; to review with management and the independent accountants PREIT's annual financial statements and related footnotes; to review PREIT's internal audit activities; to review with the independent accountants the planned scope and results of the annual audit and their reports and recommendations; and to review with the independent accountants matters relating to PREIT's system of internal controls.

   In addition to the Compensation Committee and the Audit Committee, PREIT has a standing Property Committee. The Property Committee, which is currently comprised of Ronald Rubin, Chair, Leonard I. Korman, Ira Lubert and Jeffrey P. Orleans, met three times in fiscal 2001. The principal duties of the Property Committee are to review acquisitions and dispositions of portfolio properties proposed by management and make recommendations thereon to the Board of Trustees.

   The Board of Trustees has constituted a Special Committee, consisting of Leonard I. Korman, Chair, and Rosemarie B. Greco to review on an on-going basis any issues which may arise in the implementation of the TRO Transaction. The Special Committee met once in fiscal 2001.

   The Board of Trustees met seven times in fiscal 2001. Trustees who are not officers of PREIT receive an annual retainer of $15,000, plus $1,000 per Board of Trustees meeting and committee meeting attended ($1,500 for a committee chair) and $500 for telephonic meetings. With the exception of Jeffrey P. Orleans, all of the Trustees attended at least 75% of Board and applicable committee meetings in fiscal 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires PREIT's executive officers and Trustees and persons who own more than ten percent of a registered class of PREIT's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish PREIT with copies of these reports.

   Based on PREIT's review of the copies of the reports it has received, and written representations received from certain reporting persons with respect to the filing of reports on Form 3, 4 and 5, PREIT believes that all filings required to be made by the reporting persons for fiscal 2001 were made on a timely basis, except that Raymond J. Trost was late in reporting that he became a reporting person in May of 2001 and Jeffrey A. Linn was late in reporting the retirement of 707 of his Restricted Shares in March of 2001. In addition, Ronald Rubin was late in reporting the acquisition of 6,000 Shares in March of 2000 by a trust of which he is a trustee.

Compensation Committee Interlocks and Insider Participation

   During fiscal 2001, the late Sylvan M. Cohen, while serving as PREIT's Chairman, served on the Compensation Committee of Orleans Homebuilders, Inc, and the Chairman of the Board and Chief Executive Officer of Orleans Homebuilders, Inc., Jeffrey P. Orleans, served as a Trustee of PREIT.

Report of Executive Compensation and Human Resources Committee on Executive Compensation

   Compensation for PREIT's executive officers is the responsibility of the entire Board of Trustees acting upon the recommendation of the Compensation Committee. The Compensation Committee is also responsible for administering the policies that govern PREIT's stock option and equity incentive plans. The Compensation Committee consists of three of PREIT's non-employee Trustees.

   The Board of Trustees believes that PREIT's investment goal is to invest in assets that provide the opportunity for cash flow growth and capital appreciation. Accordingly, the Board of Trustees believes that PREIT's overall performance in any year should be based on PREIT's performance in all aspects of PREIT's business during that year, including development, management, acquisition and capital structure, as well as financial accomplishments. The Compensation Committee further believes that, as a result of the nature of PREIT's business, funds from operations is a better measurement of PREIT's performance than its reported net income. This standard has been adopted by the National Association of Real Estate Investment Trusts.

   The members of the Compensation Committee believe that PREIT's success is largely due to the efforts of its employees and, in particular, the leadership exercised by its officers. Therefore, the Compensation Committee believes it is important to:

   o Adopt compensation programs that enhance PREIT's ability to attract and retain qualified officers while providing the financial motivation necessary for PREIT to achieve continued high levels of performance.

   o Provide equity-based incentives for executives to ensure that they are motivated over the long term to respond to PREIT's challenges and opportunities as owners rather than only employees.

   o Provide a mix of cash and stock-based compensation programs that are competitive with a select group of real estate investment trusts that the members of the Compensation Committee believe are comparable to PREIT.

   Each executive officer's salary, including that of the Chief Executive Officer and the Chief Operating Officer, is based on his employment contract and the competitive market for the executive officer's services, considering the executive's specific responsibilities, experience and overall performance. The Compensation Committee reviews each executive officer's salary and adjusts the salary to account for inflation, any change in the executive's responsibilities and any change in the competitive marketplace.

   The Compensation Committee, in its discretion, periodically awards restricted stock, stock options or other stock-based compensation to executive officers. These awards are based on the performance of the individual executive, PREIT's financial results and the executive officer's accomplishments in his area of responsibility. The Committee believes that restricted stock awards and cash bonuses based on PREIT's financial performance are important elements in PREIT's compensation structure because these awards promote alignment of the interests of the employees with the interests of the shareholders.


                                SUBMITTED BY THE EXECUTIVE
                                COMPENSATION AND HUMAN RESOURCES
                                COMMITTEE OF THE BOARD OF TRUSTEES


                                Leonard I. Korman, Chairman
                                Rosemarie B. Greco
                                Lee H. Javitch

Performance Graph

   The graph below compares PREIT's cumulative shareholder return with the cumulative total return of the S&P 500 and the index of all equity real estate investment trusts (excluding health care real estate investment trusts) as prepared by the National Association of Real Estate Investment Trusts. Equity real estate investment trusts are defined as those which derive more than 75% of their income from equity investments in real estate assets. The graph assumes that the value of the investment in each of the three was $100 at August 31, 1996 and that all dividends were reinvested.




                               [GRAPHIC OMITTED]


----------------------------------------------------------------------------------------------------------------------------------
                     August 1996    August 1997   December 1997   December 1998   December 1999    December 1999    December 1999
----------------------------------------------------------------------------------------------------------------------------------
PREIT                    100            136            131             113              94               137             182
----------------------------------------------------------------------------------------------------------------------------------
Equity REITs             100            131            145             120             114               145             165
----------------------------------------------------------------------------------------------------------------------------------
S&P 500                  100            152            153             189             229               219             193
----------------------------------------------------------------------------------------------------------------------------------

Audit Committee Report

   PREIT's audit committee operates under a charter approved and adopted by its Board of Trustees on May 10, 2000. A copy of the charter is attached as Appendix A to the proxy statement for PREIT's 2001 annual meeting. In accordance with the charter, PREIT's Board of Trustees has determined that all of the members of the audit committee are independent and financially literate and at least one member has accounting or related financial management expertise.

   The following is the report of the audit committee with respect to PREIT's audited financial statements for the fiscal year ended December 31, 2001, which include the consolidated balance sheets of PREIT as of December 31, 2001 and 2000, the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001, and the notes thereto. The information contained in this report is not "soliciting material," nor is it "filed" with the SEC, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that PREIT specifically incorporates it by reference in a filing.

   The audit committee has reviewed and discussed PREIT's audited financial statements with management. The audit committee has discussed with Arthur Andersen LLP, PREIT's independent accountants, the matters required to be discussed by SAS 61 (Communications with Audit Committees), which include, among other items, matters related to the conduct of the audit of PREIT's financial statements. The audit committee has also received written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from PREIT and its related entities, and has discussed with Arthur Andersen LLP their independence from PREIT.

   Based on the review and discussions referred to above, the committee recommended to PREIT's Board that PREIT's audited financial statements be included in PREIT's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.


                                SUBMITTED BY THE AUDIT COMMITTEE OF
                                THE BOARD OF TRUSTEES


                                Rosemarie B. Greco, Chairperson
                                Lee H. Javitch
                                Ira Lubert

Additional Information Regarding Our Independent Public Accountants

   Audit Fees

   The aggregate fees charged to PREIT by Arthur Andersen LLP for its audit of our 2001 financial statements and for its review of PREIT's financial statements included in PREIT's quarterly reports on Form 10-Q for 2001 were approximately $170,000.

   All Other Fees

   The aggregate fees charged to PREIT by Arthur Andersen LLP for all other services for 2001 were approximately $340,250. Of this amount, approximately $102,250 was for audit-related activities, including assurance services for certain properties with stand-alone reporting requirements, assistance with registration statements, comfort letters and consents. The remaining amount of approximately $238,000 was for tax compliance and tax consulting services.

   The audit committee has considered the nature of the above-listed services provided by Arthur Andersen LLP and determined that those services are compatible with its provision of independent audit services. Arthur Andersen LLP has been PREIT's principal independent public accounting firm for more than 30 years. The audit committee currently is monitoring circumstances affecting Arthur Andersen LLP and has not made a decision with respect to the selection of the principal auditors for PREIT's fiscal year ending December 31, 2002. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions, and will be given an opportunity to make a statement, if they so desire.

Principal Security Holders

   After examining its own records and those of the Securities and Exchange Commission, PREIT does not know of any individual or entity that beneficially owns more than 5% of PREIT's Shares.

Shareholders' Proposals

   Under Securities and Exchange Commission rules, certain shareholder proposals may be included in PREIT's proxy statement. Any shareholder desiring to have such a proposal included in PREIT's proxy statement for the Annual Meeting to be held in 2003 must deliver a proposal in full compliance with Rule 14a-8 under the Securities Exchange Act of 1934 to PREIT's executive offices by December 7, 2002. Where a shareholder does not seek inclusion of a proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, the proposal must be received by February 20, 2003, or it will be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act and, therefore, the proxies will have the right to exercise discretionary authority with respect to such proposal. PREIT has not received any such proposal to be submitted from the floor at the upcoming meeting.


                                By Order of the Board of Trustees


                                Jeffrey A. Linn
                                Secretary

April 5, 2002

                                                                      Exhibit A



                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN

                       (Effective as of January 1, 2002)

                               TABLE OF CONTENTS


 1. Purposes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

 2. Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

 3. Awards. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

 4. Vesting of Awards; Vesting and Dividend Rights on Restricted Shares .      3

 5. Termination of Employment for Good Reason, Death, Disability, or Not
    for Cause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

 6. Termination for Cause or Not for Good Reason. . . . . . . . . . . . .      4

 7. Change in Control . . . . . . . . . . . . . . . . . . . . . . . . . .      4

 8. Beneficiary Designation . . . . . . . . . . . . . . . . . . . . . . .      5

 9. Payment to Guardian . . . . . . . . . . . . . . . . . . . . . . . . .      5

10. Withholding; Payroll Taxes. . . . . . . . . . . . . . . . . . . . . .      5

11. Source of Funds and Shares. . . . . . . . . . . . . . . . . . . . . .      5

12. Administration. . . . . . . . . . . . . . . . . . . . . . . . . . . .      5

13. Nonalienation of Benefits . . . . . . . . . . . . . . . . . . . . . .      6

14. Shareholder Approval of FFO Goals . . . . . . . . . . . . . . . . . .      6

15. Amendment and Termination . . . . . . . . . . . . . . . . . . . . . .      6

16. No Contract of Employment . . . . . . . . . . . . . . . . . . . . . .      6

17. Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

18. Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7

19. Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7

20. Number and Gender . . . . . . . . . . . . . . . . . . . . . . . . . .      7

APPENDIX A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    A-1

APPENDIX B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    B-1

APPENDIX C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    C-1

APPENDIX D. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    D-1

                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN

                       (Effective as of January 1, 2002)


                                    PREAMBLE

      WHEREAS, the Pennsylvania Real Estate Investment Trust (the "Trust") and PREIT Services, LLC (the "Company") desire to establish a long-term incentive plan for the benefit of certain officers of the Trust and the Company;

      NOW, THEREFORE, effective as of January 1, 2002, the Pennsylvania Real Estate Investment Trust 2002-2004 Long-Term Incentive Plan is hereby adopted by the Trust and the Company under the following terms and conditions:

   1. Purposes. The purposes of the Plan are (i) to help motivate certain officers of the Trust and the Company to reach and exceed challenging corporate goals for the Trust of profitability and growth, and (ii) to help focus the attention of the eligible officers on critical financial indicators that measure the Trust's success.

   2. Definitions

     (a) "Award" means an award of Performance Units or Restricted Shares to a Participant.

     (b) "Board" means the Board of Trustees of the Trust.

     (c) "Cause" means "Cause" as the term is defined in a Participant's Employment Agreement.

     (d) "Change of Control" means "Change of Control" as the term is defined in a Participant's Employment Agreement.

     (e) "Committee" means the Executive Compensation and Human Resources Committee of the Board, to whom responsibility for administering the Plan is delegated under Section 12.

     (f) "Company" means PREIT Services, LLC, a Delaware limited liability company.

     (g) "Corporate Goals" means the annual financial goals, set forth in Appendix A attached hereto for 2002 and established by the Committee for 2003 and 2004, in order for a Participant to vest (at least in part) in the portion of his Award of Restricted Shares subject to such Corporate Goals. The Committee shall establish the specific measures for such Corporate Goal(s) before the beginning of the 2003 and 2004 Performance Periods. In creating these measures, the Committee shall use one or more of the following business criteria: per-Share FFO net operating income, return on assets, return on net assets, return on equity, return on capital, market price appreciation of Shares, economic value added, total shareholder return, net income, earnings per Share, operating profit margin, net income margin, cash flow, and/or sales growth. The business criteria may be expressed in absolute terms or relative to the performance of other companies or an index. In addition, the Committee shall receive recommendations on these criteria from a management committee formed for the purpose of providing such recommendations.

     (h) "Disability" means "disability" as the term is defined in a Participant's Employment Agreement.

     (i) "Effective Date" means January 1, 2002.

     (j) "Employer" means the Trust and the Company.

     (k) "Employment Agreement" means the agreement entered into by the Participant and the Trust or the Company (as applicable) setting forth the terms and conditions of the Participant's employment, as amended and then in effect.

     (l) "Equity Incentive Plan" means the Pennsylvania Real Estate Investment Trust 1999 Equity Incentive Plan.

     (m) "Excess Revenues" means revenues from either lease terminations or recoveries from bankrupt or insolvent tenants in excess of the stated rent on the relevant real estate for a one-year period, provided that any portion of such revenues in respect of real estate that, on or before December 31, 2004, has been re-leased at a market rental or sold shall be excluded from Excess Revenues.

     (n) "FFO" means "funds from operations" of the Trust as publicly reported by the Trust with respect to the Performance Period or 2004, as the case may be.

     (o) "FFO Goals" means the goals relating to FFO in 2004, set forth in Appendix B attached hereto, which the Trust must meet in order for a Participant to vest (at least in part) in his Performance Units. The FFO Goals shall be subject, if applicable, to the following adjustments: (i) in the event of either (A) any single sale or series of related sales by the Trust and its subsidiaries during any fiscal year after December 31, 2001 of 10 percent or more of the real estate assets of the Trust and its subsidiaries or
(B) the issuance during any fiscal year after December 31, 2001 of shares of beneficial interest of the Trust and partnership units in PREIT Associates, L.P. which together represent more than 10 percent of the total number of such shares of beneficial interest and such partnership units outstanding at the beginning of the applicable fiscal year, the Committee, taking into account the consideration received therefor and the use thereof, shall make such adjustment with respect to the FFO Goals as, in the good faith judgment of the Committee, shall be appropriate so that the events described above shall not affect, either positively or negatively, the ability of the Trust to achieve the FFO Goals; (ii) "funds from operations" in 2004 for purposes of determining FFO under the Plan for 2004 shall be calculated without regard to the accrual in 2004 of any payments for Performance Units that are determined to be payable in 2005; and (iii) if "funds from operations" in 2004 includes Excess Revenues, an amount equal to the Excess Revenues, reduced (but not below zero) by revenues lost during 2004 due to tenant bankruptcies or insolvencies occurring after December 31, 2001, shall be deducted from "funds from operations" in determining FFO for purposes of the Plan for 2004.

     (p) "Good Reason" means "Good Reason" as the term is defined in a Participant's Employment Agreement.

     (q) "Grant Date" means the date as of which the Participant's Restricted Shares and Performance Units are granted to him pursuant to his Employment Agreement.

     (r) "Participant" means (i) each of the individuals whose names are set forth in Appendix C attached hereto as designated to receive an Award under the Plan and (ii) any other individual who holds the office of Executive Vice President or a higher office and to whom the Committee grants Performance Units under the Plan.

     (s) "Performance Period" means the calendar year (2002, 2003, or 2004) for which specific Corporate Goals are established by the Committee.

     (t) "Performance Unit" means an Award that grants a Participant the potential for a payment in cash (or for a payment in a combination of cash and up to 50 percent in Shares) if an FFO Goal is met, subject to the restrictions set forth in Section 4(b). Each Performance Unit shall have a value of $1.00.

     (u) "Plan" means the Pennsylvania Real Estate Investment Trust 2002-2004 Long-Term Incentive Plan, effective as of January 1, 2002, and as it may be amended from time to time.

     (v) "Restricted Shares" means an Award that grants a Participant Shares subject to the restrictions set forth in Section 4(a).

     (w) "Share" means a share of beneficial interest in the Trust, par value $1.00.

     (x) "Trust" means the Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust.

     (y) "Trustee" means a member of the Board.

   3. Awards

   (a) Restricted Shares. Each Participant shall be granted under the Equity Incentive Plan the number of Restricted Shares set forth next to his name in Appendix C attached hereto. Such Restricted Shares will be subject to the terms of this Plan, as well as to the terms of the Equity Incentive Plan.

   (b) Performance Units. A total of 4.95 million Performance Units are authorized for insurance under the Plan. Each Participant listed in Appendix C attached hereto shall be granted the number of Performance Units that equals the value of the Performance Unit Award set forth next to his name in such Appendix. Each other Participant (if any) designated by the Committee on or before December 31, 2002, shall be granted a number of Performance Units determined by the Committee, also on or before December 31, 2002, in its sole discretion.

   4. Vesting of Awards; Vesting and Dividend Rights on Restricted Shares

   (a) Restricted Shares. One-half of a Participant's Restricted Shares shall be subject to time vesting and one-half of the Restricted Shares shall be subject to performance vesting.

      (1) Time Vesting. Each Participant shall vest in (i.e, have the right to sell, assign, transfer, pledge, or otherwise encumber or dispose of) one-third of his Restricted Shares that are subject to time vesting on and after the first February 15 after each of the Performance Periods.

      (2) Performance Vesting. Each Participant shall vest in (i.e, have the right to sell, assign, transfer, pledge, or otherwise encumber or dispose of) one-third of his Restricted Shares that are subject to performance vesting upon the Committee's written determination that the Trust has attained the highest Corporate Goal set forth in Appendix A attached hereto (for 2002) or hereafter set by the Committee (for 2003 and 2004). If the Trust attains less than the lowest Corporate Goal for the Performance Period, one-third of the Participant's Restricted Shares subject to performance vesting shall be forfeited. If the Trust attains at least the lowest Corporate Goal but less than the highest Corporate Goal for a Performance Period, the Participant shall vest in the percentage of one-third of his Restricted Shares subject to performance vesting as set forth in Appendix A (for 2002) or decided by the Committee (for 2003 and 2004). Appendix A attached hereto states the various Corporate Goals and the resulting vesting for the 2002 Performance Period only. The Committee shall determine for the 2003 and 2004 Performance Periods the various Corporate Goals and the resulting vesting for each of those Performance Periods.

      (3) Voting and Dividend Rights. A Participant shall have voting rights on nonvested Restricted Shares (both those that are subject to time vesting and those that are subject to performance vesting) and receive as compensation (subject to the withholding of applicable taxes) an amount equal to the dividends that otherwise would have been payable to the Participant had the Participant been vested in such Restricted Shares on the date of their original issuance.

   (b) Performance Units. Each Participant shall have the right to receive a cash (or cash and up to 50 percent in Shares, as determined by the Committee) payment equal to the value of the Participant's Performance Units following the Committee's written determination that the Trust has attained FFO of at least $3.24/Share for 2004. Such payment shall be made within the 90-day period after such determination. If the Trust attains FFO of less than $3.12/ Share for 2004, all of the Participant's Performance Units shall be forfeited. If the Trust attains FFO of less than $3.24/Share for 2004 but at least $3.12/ Share, the Participant's payment shall equal the value of his Performance Units times the applicable percentage set forth in Appendix B attached hereto.

   (c) Committee Determination. Within 90 days of the end of each Performance Period, the Committee shall provide each Participant with a written determination of whether the Trust has or has not attained any of the Corporate Goals for such Performance Period and the calculations used to make such determination. Within 90 days of the end of the 2004 Performance Period, the Committee shall provide each Participant with a written determination of whether the Trust did or did not attain any of the FFO Goals for 2004.

   5. Termination of Employment for Good Reason, Death, Disability, or Not for Cause. If a Participant ceases to be an employee of the Trust or the Company for Good Reason, death, or Disability, or if the Participant is terminated by the Trust or the Company but not for Cause, as the case may be, the following shall apply:

   (a) Restricted Shares

      (1) Time-Vested Shares. All Restricted Shares subject to time vesting that were not vested prior to the Participant's termination of employment shall immediately vest upon such termination.

      (2) Performance-Based Shares. A portion of the Restricted Shares subject to performance vesting for the Performance Period in which the Participant's termination of employment occurs shall vest to the extent (as described in Section 4(a)(2)) the Trust achieves the Corporate Goals applicable to such Performance Period. Such portion shall equal the product of the number of such Restricted Shares subject to such Performance Period (i) multiplied by the applicable percentage determined pursuant to Section 4(a)(2) for such Performance Period and then (ii) multiplied by a fraction the numerator of which is the number of days in such Performance Period prior to the Participant's termination of employment and the denominator of which is the total number of days in such Performance Period. The Participant shall not vest in any Restricted Shares for any Performance Period following the Performance Period in which occurs his termination of employment. If the Participant was an employee of the Trust or the Company on the last day of the Performance Period preceding the Performance Period in which his termination of employment occurs but not on the date on which full or partial vesting (or forfeiture) occurs (i.e., the date on which the Committee determines that the Trust has (or has not) attained the Corporate Goals for the preceding Performance Period), he shall become vested in (or forfeit) the same number of Restricted Shares as he would have had his employment continued until such determination is made.

   (b) Performance Units. If the Participant's termination of employment occurs prior to December 31, 2004, then the Participant's Performance Units shall vest (if at all) and be paid to the extent they would have vested and been paid under Section 4(b) if the Participant had remained an employee of the Trust or the Company until the date on which the Committee determines that the Trust has (or has not) attained any of the FFO Goals for 2004.

   6. Termination for Cause or Not for Good Reason. If a Participant terminates his employment not for Good Reason or is terminated by the Trust or the Company for Cause, all unvested Awards shall be immediately forfeited.

   7. Change in Control

   (a) Restricted Shares. Notwithstanding any other provision of this Plan, all outstanding Restricted Shares previously awarded to a Participant (both time-based and performance-based) shall become fully vested upon a Change in Control if the Participant is an employee of the Trust or the Company on the date of the Change in Control. If (i) the Participant terminated employment before the date of the Change in Control for Good Reason, death, or Disability, or was terminated before such date by the Trust or the Company but not for Cause (and thus became vested in his time-based Restricted Shares under Section 5(a)(1)), and (ii) the Change in Control occurs on or before the end of the Performance Period in which the Participant's termination of employment occurs, a portion of the Participant's Restricted Shares subject to performance vesting for such Performance Period shall immediately vest upon such Change in Control. Such portion shall equal the product of the number of such Restricted Shares subject to such Performance Period multiplied by a fraction the numerator of which is the number of days in such Performance Period prior to the Participant's termination of employment and the denominator of which is the number of days in such Performance Period ending with the date of the Change in Control. The Participant shall not vest in any Restricted Shares for any Performance Period following the Performance Period in which occurs his termination of employment.

   (b) Performance Units. Notwithstanding any other provision of this Plan, all Performance Units awarded to a Participant shall become fully vested upon a Change in Control if the Participant is an employee of the Trust or the Company on the date of the Change in Control and shall be paid to the Participant within the 90-day period after the Change in Control. If (i) the Participant terminated employment before the date of the Change in Control for Good Reason, death, or Disability, or was terminated before such date by the Trust or the Company but not for Cause, and (ii) the Change in Control occurs on or before the end of 2004, a portion of the Participant's Performance Units shall immediately vest upon such Change in Control and shall be paid to the Participant within the 90-day period after the Change in Control. Such portion shall equal the product of the number of such Performance Units multiplied by a fraction the numerator of which is the number of days on and after the Effective Date prior to the Participant's termination of employment and the denominator of which is the number of days commencing on the Effective Date and ending with the date of the Change in Control.

   8. Beneficiary Designation

   (a) Each Participant shall designate the person or persons as his beneficiary or beneficiaries to whom his Performance Units shall be paid in the event of his death prior to the payment of the Performance Units to him. Each beneficiary designation shall be substantially in the form set forth in Appendix D attached hereto and shall be effective only when filed with the Committee during the Participant's lifetime.

   (b) Any beneficiary designation may be changed by a Participant without the consent of any previously designated beneficiary or any other person by the filing of a new beneficiary designation with the Committee. The filing of a new beneficiary designation shall cancel all beneficiary designations previously filed.

   (c) If any Participant fails to designate a beneficiary in the manner provided above, or if the beneficiary designated by a Participant predeceases the Participant, the Committee shall direct such Participant's Performance Units to be distributed as follows:

      (1) to the Participant's surviving spouse; or

      (2) if the Participant has no surviving spouse, then to the Participant's estate.

   9. Payment to Guardian. If an amount is payable under this Plan to a minor, a person declared incompetent, or a person incapable of handling the disposition of property, the Committee may direct the payment of the amount to the guardian, legal representative, or person having the care and custody of the minor, incompetent, or incapable person. The Committee may require proof of incompetency, minority, incapacity, or guardianship as the Committee may deem appropriate prior to the payment. The payment shall completely discharge the Committee, the Trustees, the Trust, and the Company from all liability with respect to the amount paid.

   10. Withholding; Payroll Taxes. The Employer shall withhold from payments made under the Plan any taxes required to be withheld from a Participant's compensation for Federal, state, or local income tax.

   11. Source of Funds and Shares. This Plan shall be unfunded, and the payment of Performance Units hereunder shall be made from the general assets of the Employer. Each Participant and beneficiary shall be a general and unsecured creditor of the Employer to the extent of the value of his Performance Units determined hereunder, and the Participant shall have no right, title, or interest in any specific asset that the Employer may set aside, earmark, or identify as for the payment of Performance Units under the Plan. The Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future. If the Committee determines to pay a portion of a Participant's Performance Units in Shares, such Shares shall come from the Equity Incentive Plan or from treasury Shares, as is determined by the Committee in its sole discretion. All Restricted Shares shall come from the Equity Incentive Plan.

   12. Administration

   (a) In General. This Plan shall be administered by the Committee. The Committee shall have the authority to:

      (1) determine the specific Corporate Goals and resulting vesting that are applicable for the 2003 and 2004 Performance Periods and inform each Participant accordingly;

      (2) designate, on or before December 31, 2002, any additional individual to become a Participant in the Plan and grant Performance Units to him, also on or before December 31, 2002, provided such individual holds the office of Executive Vice President or a higher office;

      (3) interpret any disputed provision of the Plan; and

      (4) determine all questions concerning Awards under the Plan.

Any remaining dispute with a Participant shall be settled by arbitration pursuant to the arbitration provision in the Participant's Employment Agreement.

   (b) Records and Reports. The Committee (or its designee) shall keep a record of the Committee's actions and shall maintain all books of account, records, and other data as necessary for the proper administration of the Plan. Such records shall contain all relevant data pertaining to individual Participants and their rights under the

Plan. The Committee shall have the duty to carry into effect all rights or benefits provided hereunder to the extent assets of the Employer are properly available therefor. Any Participant shall have access to the books of account, records and other data pertaining to the Plan generally and to such Participant's own rights under the Plan upon written request and during normal business hours; provided, however, that no Participant shall have the right to view data pertaining to any other Participant in the Plan. Upon written request, the Committee shall provide each Participant with an explanation of the Corporate Goals and the calculations used to determine the extent to which they have been attained.

   (c) Indemnification for Liability. Each Employer shall indemnify the members of the Committee from and against any and all claims, losses, damages, expenses, and liabilities arising from their responsibilities in connection with the Plan, unless the same is determined to be due to their gross negligence or willful misconduct.

   13. Nonalienation of Benefits. Except as hereinafter provided with respect to marital disputes, none of the Awards or rights of a Participant or any beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such Awards and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant or his beneficiary. Neither the Participant nor his beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary to receive death benefits provided hereunder. In cases of marital dispute, the Employer shall observe the terms of the Plan unless and until ordered to do otherwise by a state or federal court. As a condition of participation, a Participant agrees to hold the Employer harmless from any harm that arises out of its obeying the final order of any state or federal court, whether such order effects a judgment of such court or is issued to enforce a judgment or order of another court.

   14. Shareholder Approval of FFO Goals. This Plan shall become effective as of January 1, 2002; provided, however, that if the "material terms" (within the meaning of Treas. Reg. 1 1.162-27(e)(4)(i) or any successor thereto) of the FFO Goals are not approved by the shareholders of the Trust, in the manner described in Section 15(b), at the 2002 annual meeting of such shareholders, Performance Units granted hereunder shall be null and void and no additional Performance Units shall be granted hereunder. If the shareholders should decide not to approve the material terms of the FFO Goals, such decision shall have no effect on the award or vesting of Restricted Shares under the Plan.

   15. Amendment and Termination

   (a) Amendment and Termination. The Chief Executive Officer of the Trust (the "CEO") may approve and execute changes of a technical nature to the Plan which do not materially affect the substance thereof and which, in the opinion of the CEO, are necessary and desirable. In addition, the Trustees reserve the right to amend the Plan, by written resolution, at any time and from time to time in any fashion, and to terminate it at will except that the following amendments shall require the approval of shareholders (given in the manner set forth in subsection (b) below) --

      (1) a modification of the material terms of the FFO Goals, within the meaning of Treas. Reg. 1 1.162-27(e)(4)(vi) or any successor thereto; and

      (2) any amendment for which shareholder approval is required under the rules of the exchange or market on which the Shares are listed.

   (b) Manner of Shareholder Approval. The approval of shareholders must be effected by a majority of the votes cast (including abstentions, to the extent abstentions are counted as voting under applicable state law), in a separate vote of the shareholders.

   (c) No Adverse Effect. No amendment or termination of the Plan shall adversely affect any Award already granted under the Plan without the consent of the affected Participant(s).

   16. No Contract of Employment. Nothing contained herein shall be construed as conferring upon any person the right to be employed by the Employer or to continue in the employ of the Employer.

   17. Applicable Law. This Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws).

   18. Successors. This Plan shall bind and inure to the benefit of the Trust and the Company and their successors and assigns. The term "successors" as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Trust or the Company, and the successors of any such corporation or other business entity.

   19. Headings. The headings of the Sections of the Plan are for reference only. In the event of a conflict between a heading and the content of a Section, the content of the Section shall control.

   20. Number and Gender. Whenever any words used herein are in the singular form or in the masculine form, they shall be construed as though they were also used in the plural form or in the feminine or neuter form in all cases where they would so apply.

      IN WITNESS WHEREOF, the Pennsylvania Real Estate Investment Trust and PREIT Services, LLC have caused these presents to be duly executed this 22nd day of March, 2002.


                                   PENNSYLVANIA REAL ESTATE
                                   INVESTMENT TRUST


                                   By: /s/ Jonathan B. Weller


                                   PREIT SERVICES, LLC


                                   By:  PREIT Associates, L.P., its sole member


                                       By: Pennsylvania Real Estate Investment
                                           Trust, the general partner of PREIT
                                           Associates, L.P.


                                   By: /s/ Jonathan B. Weller

                                   APPENDIX A


                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN


       VESTING IN RESTRICTED SHARES FOR CORPORATE GOAL ACHIEVED IN 2002*

                                             Percentage of Performance-Based
          Corporate Goal Achieved             Restricted Share Award Vested
    ------------------------------------     -------------------------------
    At least $2.78 FFO/Share
     but less than $2.79 FFO/Share                       33 1/3%

    At least $2.79 FFO/Share
     but less than $2.80 FFO/Share                           50%

    At least $2.80 FFO/Share
     but less $2.81 FFO/Share                                80%

    At least $2.81 FFO/Share
     but less than $2.82 FFO/Share                           90%

    Equal to or greater than $2.82 FFO/Share                100%


* If less than $2.78 FFO/Share is achieved for 2002, one-third of the Participant's performance-based Restricted Share Award shall be forfeited. The specific Corporate Goal achievements that will result in vesting for the 2003 and 2004 Performance Periods shall be determined by the Committee in its discretion provided that the resulting vesting for the achievement of the lowest Corporate Goal shall not be less than 33 1/3%.

                                   APPENDIX B


                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN


           VESTING IN PERFORMANCE UNITS FOR FFO GOAL ACHIEVED IN 2004


           FFO Goal Achieved*             Percentage of Performance Units Vested
    ----------------------------------    --------------------------------------
    At least $3.12 FFO/Share
     but less than $3.18 FFO/Share                        33 1/3%

    At least $3.18 FFO/Share
     but less than $3.24 FFO/Share                        66 2/3%

    Equal to or greater than $3.24 FFO/Share                 100%


* If less than $3.12 FFO/Share is achieved for 2004, all of the Participant's Performance Units shall be forfeited.

                                   APPENDIX C


                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN


                            PARTICIPANTS AND AWARDS

                                                      Value of                                Value of
                                                     Restricted         Number of         Performance Unit
Name                  Title                         Share Award    Restricted Shares(1)         Award
----                  -----                         -----------    --------------------         -----
R. Rubin              CEO                             $600,000            25,952             $1,200,000

J. Weller             President/COO                   $450,000            19,464             $  900,000

G. Rubin              President/PSLLC & PRI           $330,000            14,273             $  700,000

J. Coradino           EVP/Retail                      $315,000            13,625             $  600,000

D. Grayson            EVP/Development                 $300,000            12,976             $  550,000

J. Linn               EVP/Acquisitions Secretary      $150,000             6,488             $  300,000


------------

(1) This number of Restricted Shares was calculated by dividing the value of the Participant's Restricted Share Award by the average closing price (rounded to two decimal places; so that the $23.115 average was rounded to $23.12) of a Share during the 20 trading days preceding February 15, 2002. The number of Restricted Shares so calculated was then rounded to the nearest whole Restricted Share; so that, for example, 14,273.356 Restricted Shares were rounded to 14,273 Restricted Shares.

                                   APPENDIX D


                            PENNSYLVANIA REAL ESTATE
                                INVESTMENT TRUST
                       2002-2004 LONG-TERM INCENTIVE PLAN


                          BENEFICIARY DESIGNATION FORM


   This Form is for your use under the Pennsylvania Real Estate Investment Trust 2002-2004 Long-Term Incentive Plan (the "Plan") to name a beneficiary for the Performance Units payable to you from the Plan. You should complete the Form, sign it, have it signed by your Employer, and date it.

                                    * * * *

   I understand that in the event of my death before I receive Performance Units payable to me under the Plan, the Performance Units will be paid in a single sum to the beneficiary designated by me below or, if none or if my designated beneficiary predeceases me, to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime cancels all prior beneficiary designations previously filed by me for the Plan.

   I hereby state that ________________ [insert name], residing at ________________________________ [insert address], whose Social Security number is __________________, is designated as my beneficiary.




___________________________________   __________________________________________
Signature of Participant              Date



                                      ACCEPTED:

                                      __________________________________________
                                      [Insert Name of Employer]



                                      By: ______________________________________

                                      __________________________________________
                                      Date

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

           This Proxy is Solicited on behalf of the Board of Trustees


         The undersigned, revoking all prior proxies, hereby appoints LEONARD I. KORMAN, RONALD RUBIN and GEORGE F. RUBIN, and each and any of them, as proxies of the undersigned, with full power of substitution, to vote and act with respect to all Certificates of Beneficial Interest of Pennsylvania Real Estate Investment Trust held of record by the undersigned at the close of business on March 20, 2002 at the Annual Meeting of Holders of Certificates of Beneficial Interest to be held on Thursday, May 9, 2002 and at any adjournment thereof.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               USING THE ENCLOSED ENVELOPE, NO POSTAGE REQUIRED.

                           (continued on reverse side)

   Please mark, sign, date and mail your proxy card back as soon as possible!

        Annual Meeting of Holders of Certificates of Beneficial Interest
                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                                   May 9, 2002

                 Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------

|  |  Please mark your votes as
|  |  in this sample
|  |

                                          WITHHOLD
                    FOR all               AUTHORITY
                    Nominees listed       to vote for all
                    except as marked      nominees listed

                                                              Nominees:
1. ELECTION OF         |   |               |   |              Lee H. Javitch
   TWO (2) CLASS       |   |               |   |              Jonathan B. Weller
   A TRUSTEES          |   |               |   |

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name at right.)

                                              FOR        AGAINST        ABSTAIN
2. APPROVAL OF CERTAIN TERMS OF THE          |  |         |  |           |  |
   2002-2004 LONG-TERM INCENTIVE PLAN        |  |         |  |           |  |
                                             |  |         |  |           |  |

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE CERTIFICATES OF BENEFICIAL INTEREST REPRESENTED BY THIS PROXY, DULY EXECUTED, WILL BE VOTED AS INSTRUCTED ABOVE. IF INSTRUCTIONS ARE NOT GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 ABOVE AND FOR THE APPROVAL OF THE TERMS OF THE 2002-2004 LONG-TERM INCENTIVE PLAN.

You are urged to sign and return this proxy so that you may be sure that your Certificates of Beneficial Interest will be voted.


                                     ----------------------------------------


                                     ----------------------------------------
                                     Signature(s)                    Date


Note: Please sign exactly as your name appears hereon. When certificate(s) are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.